Exhibit 10.13

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call/ Coll	Account	Officer
$1,771,250.00	12-29-2022	12-29-2027	8079917501	1E / 502	VAA2811	JLSTUL

References in the boxes 1:1bove are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

An item above containing "***" has been omitted due to text length limitations.

Borrower:	Viewpoint Molecular Targeting INC	Lender:	Hills Bank and Trust Company
	2500 Crosspark RD E-116		Coralville
	Coralville, IA 52241-0000		131 Main Street, PO Box 160
Hills, IA 52235
(800) 445-5725

Principal Amount: $1,771,250.00	Date of Note: December 29, 2022

PROMISE TO PAY. Viewpoint Molecular Targeting INC ("Borrower") promises to pay to Hills Bank and Trust Company ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Seven Hundred Seventy-one Thousand Two Hundred Fifty & 00/100 Dollars ($1,771,250.00), together with interest on the unpaid principal balance from December 29, 2022, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 6.150% per annum based on a year of 360 days, until paid in full. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in 59 regular payments of $12,935.74 each and one irregular last payment estimated at $1,522,549.39. Borrower's first payment is due January 29, 2023, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on December 29, 2027, and will be for all principal and all accrued Interest not yet paid. Payments include principal and interest. The payment amounts are based on an amortization over 240 monthly payments. Unless otherwise agreed or required by applicable law, payments will be applied to expenses, then to late charges, then to accrued, unpaid Interest, and then to unpaid principal, or in any other order as determined by Lender, in Lender's sole discretion, as permitted by law. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

MAXIMUM INTEREST RATE. Under no circumstances Will the interest rate on this Note exceed (except for any higher default rate shown below) the lesser of 18.000% per annum or the maximum rate allowed by applicable law,

INTEREST CALCULATION METHOD. Interest on this Note Is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this. Note is computed using this method.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Hills Bank and Trust Company, Attn: Note Dept., 131 Main Street; PO Box 70 Hills, IA 52235-0160.

LATE CHARGE. If a payment is 30 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 18.000% per annum based on a year of 360 days. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply With or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default In Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

Environmental Default. Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in any environmental agreement executed in connection with any loan.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf, or made by Guarantor, or any other guarantor, endorser, surety, or accommodation party, under this Note or the related documents in connection with the obtaining of the loan evidenced by this Note or any security document directly or indirectly securing repayment of this Note is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any lime thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding; in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Execution; Attachment. Any execution or attachment is levied against the Collateral, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied,

Change In Zoning or Public Restriction. Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented, that limits or defines the uses which may be made of the Collateral such that the present or intended use of the Collateral, as specified in the related documents, would be in violation of such zoning ordinance or regulation or public restriction, as changed.

Default Under Other Lien Documents. A default occurs under any other mortgage, deed of trust or security agreement covering all or any portion of the Collateral.

Judgment. Unless adequately covered by insurance in the opinion of Lender, the entry of a final judgment for the payment of money involving more than ten thousand dollars ($10,000.00) against Borrower and the failure by Borrower to discharge the same, or cause it to be discharged, or bonded off to Lender's satisfaction, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor, or any other guarantor, endorser, surety, or accommodation party of any of the indebtedness or any Guarantor, or any other guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within one (1) days; or (2) if the cure requires more than one (1) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

PROMISSORY NOTE
Loan No: 8079917501	(Continued)	Page 2

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does npt pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation all attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Iowa without regard to Its conflicts of law provisions. This Note has been accepted by Lender in the State of Iowa.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Johnson County, State of Iowa.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by REM and Assignment of Rents dated 12-29-2022, securing 4125 Westcor Ct, Coralville, IA; Commercial Security Agreement dated 12-29-2022.

PURPOSE OF LOAN. The specific purpose of this loan is: Purchase 4125 Westcor Ct, Coralville, IA,

FINANCIAL STATEMENTS. Borrower agrees to provide Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

NOTICE. IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THE LOAN AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THE WRITTEN LOAN AGREEMENT MAY BE LEGALLY ENFORCED. BORROWER MAY CHANGE THE TERMS OF THE LOAN AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Hills Bank and Trust Company Attn: Loan Servicing Dept. 131 Main Street; PO Box 70 Hills, IA 52235-0160.

CHANGES TO BENEFICIAL OWNER. For business accounts covered by Beneficial Ownership rules, by signing below I certify that I have provided Hills Bank and Trust Company accurate and up to date information regarding all beneficial owners and control Individuals. I further acknowledge that it Is my responsibility to notify Hills Bank and Trust Company of any changes to the information provided.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly staled in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS.OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

VIEWPOINT MOLECULAR TARGETING INC

By: /s/ Frances Johnson

Frances Johnson, Officer/COO of Viewpoint Molecular Targeting

NOTICE OF FINAL AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call/ Coll	Account	Officer
$1,771,250.00	12-29-2022	12-29-2027	8079917501	1E / 502	VAA2811	JLSTUL

References in the boxes 1:1bove are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

An item above containing "***" has been omitted due to text length limitations.

Borrower:	Viewpoint Molecular Targeting INC	Lender:	Hills Bank and Trust Company
	2500 Crosspark RD E-116		Coralville
	Coralville, IA 52241-0000		131 Main Street, PO Box 160
Hills, IA 52235
(800) 445-5725

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THE LOAN AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THE WRITTEN LOAN AGREEMENT MAY BE LEGALLY ENFORCED. PARTIES MAY CHANGE THE TERMS OF THE LOAN AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

As used in this Notice, the following terms have the following meanings:

Loan. The term "Loan" means the following described loan: a Fixed Rate (6.150%) Nondisclosable Loan to a Corporation for $1,771,250.00 due on December 29, 2027.

Loan Agreement. The term "Loan Agreement" means one or more promises, promissory notes, agreements, undertakings, security agreements, deeds of trust or other documents, or commitments, or any combination of those actions or documents, relating to the Loan, including without limitation the following:

LOAN DOCUMENTS

- Appraisal Notice	- Corporate Resolution: Viewpoint Molecular Targeting INC
- Promissory Note	- IA Commercial Security Agreement: Collateral owned by
- Initial Escrow Account Disclosure Statement	Viewpoint Molecular Targeting INC
- IA Mortgage for Real Property located at 4125 Westcor Ct,	- IA Assignment of Rents
Coralville, IA 52241	- IA Hazardous Substances Agreement
- IA National UCC Financing Statement (Rev. 04/20/11):	- National UCC Instructions 04/20/11
Collateral owned by Viewpoint Molecular Targeting INC	- National UCC Addendum Instructions 04/20/11
- CLP Post Closing - New 2022 - CLP Post Closing Checklist	- Quality Control Sheet - Real Estate - Quality Control Sheet - Real
- Escrow Information - Escrow Information	Estate (Term or LOC)
- UCC Notice - UCC Notice to Lender and Administrative	- Agreement to Provide Insurance
Assistant	- Disbursement Request and Authorization
- Notice of Final Agreement	- HUD-1 Settlement Statement (pre Jan. 1 of 2010 format)
Notice of Right to Receive a Copy of Appraisal	USA Patriot Act & Privacy Policy

Parties. The term "Parties" means Hills Bank and Trust Company and any and all entities or individuals who are obligated to repay the loan or have pledged property as security for the Loan, including without limitation the following:
Borrower: Viewpoint Molecular Targeting INC
Grantor(s): Viewpoint Molecular Targeting INC

Each Party who signs below, other than Hills Bank and Trust Company, acknowledges, represents, and warrants to Hills Bank and Trust Company that it has received, read and understood this Notice of Final Agreement. This Notice is dated December 29, 2022.

BORROWER:

VIEWPOINT MOLECULAR TARGETING INC

By: /s/ Frances Johnson

Frances Johnson, Officer/COO of Viewpoint Molecular Targeting

LENDER:

HILLS BANK AND TRUST COMPANY

X /s/ Jennifer Stull

Jennifer Stull, VP, Commercial Banking